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                                                                   Exhibit 10.11


                                 FIRST AMENDMENT

         This First Amendment (the "Amendment") is made and entered into as of the 31st day of March, 1998, by and between EOP-CANTERBURY GREEN, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and TRENWICK AMERICA CORPORATION, A DELAWARE CORPORATION ("Tenant").

                                   WITNESSETH

A. WHEREAS, Landlord and Tenant are parties to that certain lease dated the 29th day of January, 1998, (the "Lease") for space currently containing approximately 22,797 rentable square feet on the second
         (2nd) floor (the "Second Floor Space") and 11,699 rentable square feet on the fourth (4th) floor (the "Fourth Floor Space") (collectively, the "Premises") of the building commonly known as One Canterbury Green and the address of which is One Canterbury Green, Stamford, Connecticut (the "Building"); and

B. WHEREAS, Coopers & Lybrand ("Coopers") currently leases space containing approximately 22,832 rentable square feet on the third (3rd floor of the Building and Coopers has not exercised its option to extend the term of its lease (the "Coopers Lease") for such space and therefore, upon the expiration of Coopers Lease, such space shall be available for leasing to Tenant; and

C. WHEREAS, Tenant is hereby exercising its option (the "Substitution Option" as defined in Section I.A.5 of the Lease) to substitute the Third Floor Space for the Fourth Floor Space pursuant to Section I.A.5 of the Lease and, in addition, is leasing the remainder of the space on the third floor of the Building. Accordingly, for purposes hereto the term "Third Floor Space" shall mean 22,832 square feet on the third floor of the Building; and

D. WHEREAS, Tenant and Landlord mutually desire that the Lease be amended on and subject to the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

         1. PREMISES. Effective as of the date hereof (the "Effective Date") Section l.A.5 of the Lease shall be deleted in its entirety and the following inserted in lieu thereof:

                  "5 "Premises" shall be deemed to mean the area outlined on Exhibits A and A1 attached hereto. Landlord and Tenant hereby stipulate and agree that the Rentable Area of the Premises shall be deemed to mean 45,629 square feet, consisting of 22,797 square feet on the second (2nd ) floor as shown on Exhibit A attached hereto (the "Second Floor Space") and 22,832 square feet on the third (3rd) floor as shown on Exhibit A-1 attached hereto. Tenant acknowledge that the space on the third floor is currently demised into two separate parcels of space, the first of which contains 13,936 square feet ("Space A") and the second of which contains 8,896 square feet ("Space B"). Tenant further acknowledges that Space B may be delivered to Tenant subsequent to the delivery of the Second Floor
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                  Space and Space A (together, the "Initial Space");
                  accordingly, the Commencement Date with respect to such spaces may occur at separate times. In the event the Commencement Date for Space B occurs subsequent to the Commencement Date for the Initial Space, the Lease Term shall be determined based upon the initial Commencement Date, it being agreed that the Lease Term for the Initial Space and Space B shall expire coterminously. The "Rentable Area of the Building" shall mean 217,500 square feet. If the Premises being leased to Tenant hereunder include one or more floors within the Building in their entirety, the definition of Premises with respect to such full floor(s) shall include all corridors and restroom facilities located on such floor(s). Unless specifically provided herein to the contrary, the Premises shall not include any telephone closets, electrical closets, janitorial closets, equipment rooms or similar areas on any full or partial floor that are used by Landlord for the operation of the Building."


         1. BASE RENTAL. Effective as of the Effective Date, Section I.A.2 of the Lease shall be deleted in its entirety and the following inserted in lieu thereof:

         "2. "Base Rental" shall mean the sums that Tenant is required to pay to Landlord in accordance with the following schedule.

                  a. sixty (60) equal installments of one hundred eighteen thousand two hundred fifty five and 15/100 dollars ($118,255.15), each payable on or before the first day of each month during the period beginning on the Commencement Date (hereinafter defined) and ending on the last day of the sixtieth (60) full calendar month of the Lease Term, provided that the installment of Base Rental for the third (3rd) full calendar month of the Lease Term shall be payable upon the execution of this Lease by Tenant. Notwithstanding the foregoing, the amount of such monthly installments of Base Rental is subject to modification as follows:

                            (i)In the event that the Commencement Date for Space B occurs after the Commencement Date for the Initial Space, Tenant shall only be required to pay Base Rental with respect the Initial Space. In such case, the monthly installment of Base Rental as of the Commencement Date would be $95,199.70 and, upon the occurrence of the Commencement Date with respect to Space B, the monthly installment of Base Rental would increase by $23,055.45 to be $118,255.15;

                            (ii) In the event the Commencement Date does not occur on the first day of a calendar month (or in the event the Commencement Date with respect to a particular space does not occur on the first day of a calendar month), Base Rental with respect to such initial calendar month shall be appropriately prorated based upon a percentage the numerator of which is the number of days of Lease Term that fall within such calendar month and the denominator of which in the total number of days in such calendar month;

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                            (iii) provided Tenant is not in default after the
                            expiration of applicable cure periods, Tenant shall be entitled to receive a full abatement of Base Rental with respect to the first sixty (60) days of the Lease Term (the "Abatement Period"). If the Lease Term with respect to the entire Premises does not occur on the same day, such Abatement Period shall be determined separately with respect to each space comprising the Premises. In addition to performing Initial Alterations (hereinafter defined) during the Abatement Period, Tenant shall be entitled to use the Premises for the Permitted Use during the Abatement Period without any obligation to pay Base Rental.

                  b. sixty (60) equal installments of one hundred twenty-nine thousand six hundred sixty-two and 41/100 Dollars ($129,662.41), each payable on or before the first day of each month during the period beginning on the first day of the sixty-first (61st) full calendar month of the Lease Term and ending on the Termination Date (hereinafter defined)."

3. COMMENCEMENT DATE. Effective as of the Effective Date, Section 1.A.4 of the Lease shall be deleted in its entirety and the following inserted in lieu thereof:

         "4. The "Commencement Date," "Lease Term" and "Termination Date" shall have the meanings set forth in subsection l.A.4.a. below or subsection l.A.4.b. below (delete one):

                  a. The "Lease Term" shall mean a period of one hundred twenty (120) months commencing on the Commencement Date, provided if the Commencement Date does not occur on the first day of a calendar month, the Lease Term shall automatically be extended by the number of days in the period beginning on the Commencement Date and ending on the last day of the month in which the Commencement Date occurs. For purposes hereof, the Commencement Date shall mean (i) with respect to the Initial Space, the date on which Landlord delivers the Initial Space to Tenant free from occupancy by
                           (x) NationsCredit Commercial Corporation ("Nations"), the existing tenant in the Second Floor Space; (y) Coopers, the existing tenant in Space A or (z) other party; and (ii) with respect to Space B, the date on which Landlord delivers Space B to Tenant free from occupancy by Coopers, the existing tenant in Space B, or any other party. The "Termination Date" shall, unless sooner terminated as provided herein, mean the last day of the Lease Term.

                           Tenant acknowledges that Nations is currently leasing the Second Floor Space pursuant to the terms of a lease (the "Nations Lease") that is currently scheduled to expire on September 16, 1998. Landlord agrees to use good faith efforts to negotiate an agreement with Nations pursuant to which the Nations Lease would terminate prior to its scheduled expiration date. Tenant also acknowledges that Coopers is currently leasing the Third Floor Space pursuant to the terms of the Coopers Lease, which lease is currently scheduled to expire on November 17, 1998.

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                           Furthermore, Tenant acknowledges that Space A is
                           currently sublet by Coopers to Nations. Landlord agrees to use good faith efforts to negotiate an agreement with Coopers pursuant to which the Landlord would be able to terminate the Coopers Lease with respect to Space A before the stated expiration date thereof. In the event Landlord enters into such agreements accelerating the expiration dates of the Nations Lease and the Coopers Lease, Landlord shall provide Tenant with written notice (the "Early Commencement Notice") setting forth the date on which Landlord intends to provide Tenant with possession of the Initial Space (i.e. the targeted Commencement
                           Date). Such Early Commencement Notice shall be delivered to Tenant not less than fifteen (15) days prior to the date on which Landlord intends to provide Tenant with possession of the Initial Space. Notwithstanding the foregoing, in no event shall the Commencement Date occur prior to May 1, 1998 without the written consent of Tenant.

                           In addition, Tenant acknowledges that Space B is currently sublet by Coopers to Howard Systems and that Landlord shall have the right to permit Howard Systems to remain in Space B beyond the expiration of the Coopers Lease. As of the date hereto it is anticipated that Howard Systems may need to remain in Space B until December 31,1998 (i.e. the targeted Commencement Date of Space B is January 1, 1999). Landlord shall provide Tenant with written notice (the "Space B Notice") setting forth the date on which Landlord intends to provide Tenant with possession of Space B. Such Space B Notice shall be delivered to Tenant not less than ten (10) days prior to the date on which Landlord intends to provide Tenant with possession of Space B. Notwithstanding the foregoing, in no event shall the Commencement Date for Space B occur prior to May 1, 1998 without Tenant's consent.

                  b.       Intentionally Omitted."

4. PRO RATA SHARE. Effective as of the Effective Date, Section 1 .A.8 of the Lease shall be deleted in its entirety and the following inserted in lieu thereof

         "8. "Tenant's Pro Rata Share" shall mean TWENTY AND NINETY-EIGHT ONE HUNDREDTHS PERCENT (20.98%), which is the quotient (expressed as a percentage), derived by dividing the Rentable Area of the Premises by the Rentable Area of the Building. Notwithstanding the foregoing, if the Commencement Date with respect to the entire Premises does not occur on the same day, Tenant's Pro Rata Share shall be calculated only with respect to the portion of the Premises for which the Commencement Date has occurred. Based upon the assumption that Space B will not be delivered until after the delivery of the Initial Space, Tenant's Pro Rata Share as of the Commencement Date for the Initial Space would be 16.89%. Upon the occurrence of the Commencement Date with respect to Space B, Tenant's Pro Rata Share would increase by 4.09% to be 20.98%.

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5.       ALLOWANCE. Effective as of the Effective Date, the first and second sentences of Section l.B of Exhibit D of the Lease shall be deleted in its entirety and the following inserted in lieu thereof:

           "Provided Tenant is not in default, Landlord agrees to contribute the sum of four hundred fifty-six thousand two hundred ninety and 00/100 dollars ($456,290.00) (the "Allowance") toward the cost of performing the Initial Alterations in preparation of Tenant's occupancy of the Premises."

6. RIGHT OF FIRST OFFER. Effective as of the Effective Date, Section 2 of Exhibit E of the Lease shall be deleted in its entirety.

7. EXHIBITS A AND A-1. Effective as of the Effective Date, the Exhibit A attached to this Amendment shall be substituted for the Exhibit A attached to the Lease and all references to Exhibit A in the Lease shall be deemed to be a reference to the Exhibit A attached hereto. Effective as of the Effective Date, the Exhibit A-1 attached to this Amendment shall be substituted for the Exhibit A-1 attached to the Lease and all references to Exhibit A-1 in the Lease shall be deemed to be a reference to the Exhibit A-1 attached hereto.

8. SUBSTITUTION OPTION: PARKING. Effective as of the Effective Date and in accordance with the provisions contained in the Lease and this Amendment, Landlord and Tenant hereby acknowledge and agree that Tenant has effectively exercised ifs Substitution Option and any references in the Lease to Tenant's exercise of its Substitution Option shall be deemed to have occurred. Tenant hereby exercises its right to lease all of the additional non-reserved parking spaces to which Tenant is entitled pursuant to Section 1.A. of Exhibit E of the Lease as a result of Tenant's exercise of the Substitution Option and its lease of additional space on the third floor of the Building.

9.       MISCELLANEOUS.

         A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

         B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

         C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

         D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

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         E.       The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

         F. Tenant hereby represents to Landlord that Tenant has dealt with no broker other than the Broker (as defined in the Lease) in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers other than the Broker claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.



          IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

WITNESS/ATTEST:                 LANDLORD: EOP-CANTERBURY GREEN,
                                L.L.C., a Delaware limited liability company

                                    By:  EOP Operating Limited Partnership,
                                         a Delaware limited partnership, its
                                         managing member

                                    By:  Equity Office Properties Trust,
                                         a Maryland real estate investment
                                         trust, its managing general partner


s/Sarah L. Willis
-----------------                        By: s/Thomas Q. Bakke
Name: Sarah Willis                          ---------------------
                                         Name: Thomas Q. Bakke
                                         Title: Vice President


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WITNESS/ATTEST:                 TENANT: TRENWICK AMERICA
                                        CORPORATION, a Delaware
                                        corporation

s/Michelle R. Diener                    By: s/James F. Billett, Jr.
--------------------                    ---------------------------
Name: Michelle R. Diener                Name: James F. Billett, Jr.
------------------------                ---------------------------

s/Deborah L. Nichols                    Title: Chairman, President &
-----------------------                        Chief  Executive Officer
Name: Deborah L. Nichols
------------------------










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